Exhibit 99.1

Perfect Moment Announces Move to OTC Markets

Perfect Moment’s common stock will be traded on the OTC Markets under the ticker symbol PMNT to align with the Company’s operating strategy and to provide critical investor access and trading

The move follows Perfect Moment’s decision not to engage in the NYSE American hearings appeal process

The Company will continue to evaluate the various market tiers available within the OTC Markets, as well as a possible return to a national exchange in the future

Perfect Moment Ltd. (NYSE:PMNT) (“Perfect Moment” or the “Company”), the high-performance, luxury lifestyle brand that fuses technical excellence with fashion-led designs, today announced that its common stock will commence trading on the OTCQB market, which is part of the broader OTC Markets (the “OTC Markets”), effective the week of June 15, 2026. The Company will continue to trade under the ticker symbol PMNT.

The OTC Markets provide a flexible and cost-effective platform for public companies. The Company believes it will be able to better allocate financial resources that would otherwise be spent on higher exchange fees. This will allow Perfect Moment the operational flexibility necessary to execute its overall business strategy, expanding its global footprint. The Company believes that the transition to the OTC Markets will save expenses and should allow for a continued orderly trading market for its common stock.

The Company will continue to evaluate the various market tiers available within OTC Markets, including the OTCQX, as well as a possible return to a national exchange in the future.

The Company reported on a Current Report on Form 8-K filed with the SEC on December 17, 2024, that the NYSE American notified the Company that it was not in compliance with the minimum stockholders’ equity requirements of Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). On June 11, 2026, the Regulatory Staff of NYSE American determined that the Company had not regained compliance with the requirements of the Company Guide by the end of the maximum 18-month compliance plan period and that the Company is therefore no longer suitable for continued listing pursuant to Section 1009(a) of the Company Guide. Although the Company has the right to appeal the Staff’s determination, the Company’s Board of Directors has decided that it is in the best interests of the Company and its stockholders to transition to the OTC Markets.

The Company expects that its common stock will be suspended from trading on NYSE American during the week commencing June 15, 2026, and will have its common stock commence trading on the OTCQB of the OTC Markets immediately thereafter. The Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

“Moving to the OTC Markets is a logical and financially prudent step for Perfect Moment,” said Max Gottschalk, Executive Chairman of Perfect Moment. “It allows us to significantly reduce our administrative burden, directly reinvesting those savings into accelerating our business strategy. We remain fully committed to our investors as we execute on our growth initiatives.”

Jane Gottschalk, Co-Founder, Creative Director and President of Perfect Moment, commented: “We remain confident in the strength of the Perfect Moment brand, the opportunities ahead of us, and our long-term growth strategy. Our recently secured $10 million revolving credit facility strengthens our financial position and provides us with the resources to pursue key growth initiatives, support working capital needs, and execute against our strategic priorities. We believe that trading on the OTC Markets will continue to provide our shareholders with an efficient and transparent marketplace while allowing management to remain focused on operational execution, international expansion, and long-term value creation for our shareholders.”

About Perfect Moment Ltd.

Founded in Chamonix, France, Perfect Moment is a luxury outerwear and activewear brand that merges alpine heritage with fashion-forward performance. Known for its technical excellence, bold design, and versatile pieces that transition seamlessly from slopes to city, the brand is worn by athletes, tastemakers, and celebrities worldwide. Perfect Moment is traded on the NYSE American under the ticker symbol PMNT. Learn more at www.perfectmoment.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the sections titled “Risk Factors” in our Form 10-K for the fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

View source version on businesswire.com: https://www.businesswire.com/news/home/20260612426229/en/

Investor Relations Contact:

Gateway Group

Cody Slach, Greg Robles

949.574.3860

PMNT@gateway-grp.com

Press Contact:

press@perfectmoment.com